Ex-10.5

EXECUTION VERSION

INTERCREDITOR AGREEMENT

Intercreditor Agreement (this “Agreement”), dated as of September 30, 2010, among JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “ABL Representative”) for the ABL Secured Parties (as defined below), Goldman Sachs Lending Partners LLC, as Administrative Agent and Collateral Agent (in such capacities, with its successors and assigns, and as more specifically defined below, the “Term Loan Representative”) for the Term Loan Secured Parties (as defined below) and each of the Loan Parties (as defined below) party hereto.

WHEREAS, Clopay Ames True Temper LLC (“Holdings”), Clopay Ames True Temper Holding Corp., a Delaware corporation (the “Borrower”), the subsidiary guarantors, the ABL Representative and certain financial institutions and other entities are parties to the Amended and Restated Credit Agreement dated as of the date hereof (the “Existing ABL Agreement”), pursuant to which such financial institutions and other entities have agreed to make loans and extend other financial accommodations to the Loan Parties;

WHEREAS, Holdings, the Borrower, the Term Loan Representative, the subsidiary guarantors and certain financial institutions and other entities are parties to the Credit and Guarantee Agreement dated as of the date hereof (the “Existing Term Loan Agreement”), pursuant to which such financial institutions and other entities have agreed to make loans to the Borrower;

WHEREAS, the Loan Parties have granted to the ABL Representative security interests and liens in the Collateral (as defined below) as security for payment and performance of the ABL Obligations; and

WHEREAS, the Loan Parties have granted to the Term Loan Representative security interests and liens in the Collateral as security for payment and performance of the Term Loan Obligations (as defined below).

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1.  Definitions; Rules of Construction.

1.1                                 UCC Definitions.  The following terms which are defined in the Uniform Commercial Code are used herein as so defined:  Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit, Letter of Credit Rights, Records, Securities Account and Supporting Obligations.

1.2.                              Defined Terms.  The following terms, as used herein, have the following meanings:

“ABL Agreement” means the collective reference to (a) the Existing ABL Agreement, (b) any Additional ABL Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has at any time been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the

Existing ABL Agreement (regardless of whether such replacement, refunding or refinancing (i) is a “working capital” facility, asset-based facility, revolving loan facility, term loan facility or otherwise or (ii) was entered into after the ABL Obligations Payment Date), any Additional ABL Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Agreement hereunder (a “Replacement ABL Agreement”).  Any reference to the ABL Agreement hereunder shall be deemed a reference to any ABL Agreement then extant.

“ABL Collateral” means all Collateral consisting of the following:

(1)                                  all Accounts;

(2)                                  all Inventory;

(3)                                  all Deposit Accounts;

(4)                                  all cash and cash equivalents;

(5)                                  to the extent evidencing or governing any of the items referred to in the preceding clauses (1), (2), (3) and (4) all Chattel Paper, Documents, Instruments, General Intangibles and Securities Accounts related thereto;

(6)                                  all books and records relating to the foregoing (including all books, databases, customer lists and records, whether tangible or electronic which contain any information relating to any of the foregoing); and

(7)                                  all Proceeds of and Supporting Obligations, including Letter of Credit Rights, with respect to any of the foregoing  and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, the ABL Collateral shall not include: (a) Prepayment Accounts and all cash, cash equivalents, financial assets, negotiable instruments and other evidence of payment, and other funds on deposit therein or credited thereto, (b) any amounts described in clause (5) above to the extent relating to Term Collateral, (c) Proceeds of Term Collateral received in respect of an Enforcement Action or during an Insolvency Proceeding, (d) obligations owing by Holdings or its Subsidiaries to Holdings or any other Subsidiary and (e) Proceeds required to be applied to the mandatory prepayment of the Term Loan Obligations pursuant to the Term Loan Documents or to be deposited into a Prepayment Account, so long as such prepayment is permitted by the Existing ABL Agreement.

“ABL Creditors” means, collectively, the “Lenders” and the “Secured Parties”, each as defined in the ABL Documents.

“ABL DIP Financing” has the meaning set forth in Section 5.2(a).

“ABL Documents” means the ABL Agreement, each ABL Security Document, each ABL Guarantee and each other “Loan Document” as defined in the ABL Agreement (other than this Agreement).

“ABL Guarantee” means any guarantee by any Loan Party of any or all of the ABL Obligations.

“ABL Lien” means any Lien created by the ABL Security Documents.

“ABL Obligations” means (a) all principal of and interest (including any Post-Petition Interest) and premium (if any) on all loans made pursuant to the ABL Agreement or any ABL DIP Financing by the ABL Creditors, (b) all reimbursement obligations (if any) and interest thereon (including any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the ABL Agreement, (c) all Secured ABL Swap Obligations, (d) all Banking Services Obligations and (e) all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the ABL Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent transfer or a preference in any respect, set aside or required to be paid to an estate of a Loan Party, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties and the Term Loan Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“ABL Obligations Payment Date” means the first date on which (a) the ABL Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the ABL Documents), (b) all commitments to extend credit under the ABL Documents have been terminated, (c) there are no outstanding letters of credit or similar instruments issued under the ABL Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the ABL Documents or otherwise in a manner satisfactory to the applicable issuing banks), and (d) so long as the Term Loan Obligations Payment Date shall not have occurred, the ABL Representative has delivered a written notice to the Term Loan Representative stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the ABL Secured Parties.

“ABL Representative” has the meaning set forth in the introductory paragraph hereof.  In the case of any Replacement ABL Agreement, the ABL Representative shall be the Person identified as such in such Agreement.

“ABL Secured Parties” means the ABL Representative, the ABL Creditors and any other holders of the ABL Obligations.

“ABL Security Documents” means the “Collateral Documents” as defined in the ABL Agreement, and any other documents that are designated under the ABL Agreement as “ABL Security Documents” for purposes of this Agreement.

“ABL Swap Obligations” means, with respect to any Loan Party, any obligations of such Loan Party owed to any ABL Creditor (or any of its affiliates) in respect of any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions or any and all cancellations, buy backs, reversals, terminations or assignments of any these transactions.

“Access Period” means, with respect to each parcel or item of Term Collateral, the period, following the commencement of any Enforcement Action, which begins on the earlier of (a) the day on which the ABL Representative provides the Term Loan Representative with the notice of its election to request access to such parcel or item of Term Collateral pursuant to Section 3.4(c) and (b) the fifth

Business Day after the Term Loan Representative provides the ABL Representative with notice that the Term Loan Representative (or its agent) has obtained possession or control of such parcel or item of Term Collateral and ends on the earliest of (i) the day which is 180 days after the date (the “Initial Access Date”) on which the ABL Representative initially is permitted the ability (regardless of whether the ABL Representative exercises such ability on such Initial Access Date) to take physical possession of, remove or otherwise control, on a non-exclusive basis, physical access to, or actually uses, such parcel or item of Term Collateral plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to associated ABL Collateral, (ii) the date on which all or substantially all of the ABL Collateral associated with such parcel or item of Term Collateral is sold, collected or liquidated, (iii) the ABL Obligations Payment Date and (iv) the date on which the default which resulted in such Enforcement Action has been cured or waived in writing.

“Additional ABL Agreement” means any agreement for the incurrence of additional indebtedness that is permitted to be secured by the ABL Collateral on a pari passu basis with other ABL Obligations and treated as an ABL Agreement pursuant to the ABL Agreement and any agreement approved for designation as such by the ABL Representative and the Term Loan Representative.

“Additional Debt” has the meaning set forth in Section 10.5(b).

“Additional Term Loan Agreement” means any agreement for the incurrence of additional indebtedness that is permitted to be secured by the Term Collateral on a pari passu basis with other Term Loan Obligations and treated as a Term Loan Agreement pursuant to the Term Loan Agreement and any agreement approved for designation as such by the Term Loan Representative and the ABL Representative.

“Banking Services Obligations” means, with respect to any Loan Party, any obligations of such Loan Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), owed to any “Lender” (as defined in the ABL Agreement) or any of its affiliates in respect of the following bank services to the extent agreed to by such Loan Party in a notice delivered to the ABL Representative designating such services as a “Banking Service” (as defined in the ABL Agreement) between such “Lender” or any of its affiliates, on the one hand, and the applicable Loan Party, on the other hand, for purposes of the ABL Agreement and the other ABL Documents (it being understood that any “Banking Service” provided by the ABL Representative or its affiliates will be deemed to be a “Banking Service” for purposes of the ABL Agreement and other ABL Documents without the delivery of further notice) and to the extent such obligations are permitted to be and are designated as obligations secured by the ABL Collateral pursuant to the terms of the ABL Agreement:  (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Borrower” has the meaning set forth in the first WHEREAS clause above.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Collateral” means, collectively, all property upon which a Lien is granted pursuant to the

Security Documents.

“Comparable Security Document” means, in relation to any Senior Collateral subject to any Senior Security Document, that Junior Security Document (if any) that creates a security interest in the same Senior Collateral, granted by the same Loan Party, as applicable.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:  (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Enforcement Action” means, with respect to the ABL Obligations or the Term Loan Obligations, the exercise of any rights and remedies with respect to any Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the ABL Documents or the Term Loan Documents, or applicable law, including the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code, in the understanding that the commencement and continuation of a Cash Dominion Period (as defined in the Existing ABL Security Agreement) by itself shall not constitute an Enforcement Action.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Existing ABL Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.

“Existing ABL Security Agreement” means the “Security Agreement” as defined in the Existing ABL Agreement.

“Existing Term Loan Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by any Loan Party, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secret licenses, confidential or proprietary technical or business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and booked and records describing or used in connection with, any of the foregoing.

“Junior Collateral” shall mean with respect to any Junior Secured Party, any Collateral on which it has a Junior Lien.

“Junior Documents” shall mean (a) with respect to any Junior Obligations that are Term Loan Obligations, the Term Loan Documents and (b) with respect to any Junior Obligations that are ABL Obligations, the ABL Documents.

“Junior Liens” shall mean (a) with respect to any ABL Collateral, all Liens securing the Term Loan Obligations and (b) with respect to any Term Collateral, all Liens securing the ABL Obligations.

“Junior Obligations” shall mean (a) with respect to any ABL Collateral, all Term Loan Obligations and (b) with respect to any Term Collateral, all ABL Obligations.

“Junior Representative” shall mean (a) with respect to any ABL Obligations or any ABL Collateral, the Term Loan Representative and (b) with respect to any Term Loan Obligations or any Term Collateral, the ABL Representative.

“Junior Secured Parties” shall mean (a) with respect to the ABL Collateral, all Term Loan Secured Parties and (b) with respect to the Term Collateral, all ABL Secured Parties.

“Junior Security Documents” shall mean with respect to any Junior Secured Party, the Security Documents that secure the Junior Obligations.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment, assignation, debenture, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Lien Priority” means with respect to any Lien of the ABL Representative or Term Loan Representative in the Collateral, the order of priority of such Lien specified in Section 2.1.

“Loan Documents” shall mean, collectively, the ABL Documents and the Term Loan Documents.

“Loan Party” means Holdings, the Borrower and each Domestic Subsidiary of Holdings (other than the Borrower) that is now or hereafter becomes a party to any ABL Document or any Term Loan Document, in each case as a direct obligor or guarantor of the ABL Obligations or Term Loan Obligations, as applicable.  All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

“Patents” means with respect to any Person, all of such Person’s right, title, and interest in and to:  (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.

“Prepayment Account” means any Deposit Account or Securities Account established and maintained for the sole purpose of depositing the net cash proceeds of any Loan Party with respect to any asset sale, incurrence of indebtedness or casualty or condemnation event pending the application of such proceeds to the prepayment of loans under the Term Loan Documents in accordance with the mandatory prepayment provisions thereof.

“Post-Petition Interest” means any interest or entitlement to fees, costs or charges that accrue during an Insolvency Proceeding (or would accrue but for the commencement of an Insolvency Proceeding), whether or not allowed or allowable in any such Insolvency Proceeding.

“Proceeds” means (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily, including all proceeds of any insurance policy covering the Collateral.

“Real Property” means any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.

“Replacement ABL Agreement” has the meaning set forth in the definition of “ABL Agreement.”

“Replacement Term Loan Agreement” has the meaning set forth in the definition of “Term Loan Agreement.”

“Secured Obligations” shall mean the ABL Obligations and the Term Loan Obligations.

“Secured Parties” means the ABL Secured Parties and the Term Loan Secured Parties.

“Secured ABL Swap Obligation” means the ABL Swap Obligations of a Loan Party in connection with any Swap Agreement entered into between such Loan Party and any “Lender” (as defined in the ABL Agreement) or its affiliate at the time such Swap Agreement is entered into, which is designated by the Borrower as a Swap Agreement whose obligations will constitute Secured ABL Swap Obligations under the ABL Agreement in a notice delivered to the ABL Representative (it being understood that any ABL Swap Obligation of a Loan Party to the ABL Representative or its affiliate will be a Secured ABL Swap Obligation unless notice is delivered to the contrary) to the extent such ABL Swap Obligations are permitted to be and are designated as obligations secured by the ABL Collateral pursuant to the terms of the ABL Agreement; provided that Secured ABL Swap Obligations shall not include any ABL Swap Obligations with respect to Swap Agreements settled by reference to equity instruments; provided further that in no event shall any such obligations be both Secured ABL Swap Obligations and Secured Term Loan Hedge Obligations.

“Secured Term Loan Hedge Obligation” means the Term Loan Hedge Obligations of a Loan Party in connection with any Hedge Agreement entered into between such Loan Party and (a) any “Agent”, or “Arranger” (in each case as defined in the Term Loan Agreement) or its affiliate (whether or not such counterparty shall have been an Agent, an Arranger or an affiliate thereof at the time such Hedge Agreement was entered into), (b) a “Lender” (as defined in the Term Loan Agreement) or an affiliate thereof that is in effect on the Closing Date (as defined in the Term Loan Agreement) or (c) a “Lender” (as defined in the Term Loan Agreement) or an affiliate thereof at the time such Hedge Agreement is entered into, in each case which is designated by the Borrower as a Hedge Agreement whose obligations will constitute Secured Term Loan Hedge Obligations under the Term Loan Agreement in a notice delivered to the Term Loan Representative (it being understood that any Term Loan Hedge Obligation of a Loan Party to the Term Loan Representative or its affiliate will be a Secured Term Loan Hedge Obligation unless notice is delivered to the contrary) to the extent such Term Loan Hedge Obligations are permitted to be and are designated as obligations secured by the Term Collateral pursuant to the terms of the Term Loan Agreement; provided that Secured Term Loan Hedge Obligations shall not include any Term Loan Hedge Obligations with respect to Swap Agreements settled by reference to equity instruments; provided further that in no event shall any such obligations be both Secured ABL Swap Obligations and Secured Term Loan Hedge Obligations.

“Security Documents” means, collectively, the ABL Security Documents and the Term Loan Security Documents.

“Senior Collateral” shall mean with respect to any Senior Secured Party, any Collateral on which it has a Senior Lien.

“Senior Documents” shall mean, collectively, with respect to any Senior Obligation, any provision pertaining to such Senior Obligation in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Senior Obligation.

“Senior Liens” shall mean (a) with respect to the ABL Collateral, all Liens securing the ABL Obligations and (b) with respect to the Term Collateral, all Liens securing the Term Loan Obligations.

“Senior Obligations” shall mean (a) with respect to any ABL Collateral, all ABL Obligations and (b) with respect to any Term Collateral, all Term Loan Obligations.

“Senior Obligations Payment Date” shall mean (a) with respect to ABL Obligations, the ABL Obligations Payment Date and (b) with respect to any Term Loan Obligations, the Term Loan Obligations Payment Date.

“Senior Representative” shall mean (a) with respect to any ABL Collateral, the ABL Representative and (b) with respect to any Term Collateral, the Term Loan Representative.

“Senior Secured Parties” shall mean (a) with respect to the ABL Collateral, all ABL Secured Parties and (b) with respect to the Term Collateral, all Term Loan Secured Parties.

“Senior Security Documents” shall mean with respect to any Senior Secured Party, the Security Documents that secure the Senior Obligations.

“Standstill Period” has the meaning set forth in Section 3.2.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person, one or more of the other Subsidiaries of such Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Term Collateral” means all Collateral other than the ABL Collateral.

“Term Loan Agreement” means the collective reference to (a) the Existing Term Loan Agreement, (b) any Additional Term Loan Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has at any time been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Term Loan Agreement (regardless of whether such replacement, refunding or refinancing (i) is a “working capital” facility, asset-based facility, revolving loan facility, term loan facility or otherwise or (ii) was entered into after the Term Loan Obligations Payment Date), any Additional Term Loan Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a Term Loan Agreement hereunder (a “Replacement Term Loan Agreement”).  Any reference to the Term Loan Agreement hereunder shall be deemed a reference to any Term Loan Agreement then extant.

“Term Loan Creditors” means, collectively, the “Lenders” and the “Secured Parties”, each as defined in the Term Loan Documents.

“Term Loan DIP Financing” has the meaning set forth in Section 5.2(b).

“Term Loan Documents” means the Term Loan Agreement, each Term Loan Security Document, each Term Loan Guarantee and each other “Credit Document” as defined in the Term Loan Agreement (other than this Agreement).

“Term Loan Hedge Obligations” means, with respect to any Loan Party, any obligations of such Loan Party owed to any Term Loan Creditor (or any of its affiliates) in respect of any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions or any and all cancellations, buy backs, reversals, terminations or assignments of any these transactions.

“Term Loan Lien” means any Lien created by the Term Loan Security Documents.

“Term Loan Obligations” means (a) all principal of and interest (including any Post-Petition Interest) and premium (if any) on all loans made pursuant to the Term Loan Agreement or any Term Loan DIP Financing by the Term Loan Creditors, (b) all reimbursement obligations (if any) and interest thereon (including any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the Term Loan Agreement, (c) all Secured Term Loan Hedge Obligations and (d) all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the Term Loan Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Term Loan Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent transfer or a preference in any respect, set aside or required to be paid to an estate of a Loan Party, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties and the Term Loan Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Term Loan Obligations Payment Date” means the first date on which (a) the Term Loan Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full, (b) all commitments to extend credit under the Term Loan Documents have been terminated, (c) there are no outstanding letters of credit or similar instruments issued under the Term Loan Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the Term Loan Documents or otherwise in a manner satisfactory to the applicable issuing banks), and (d) so long as the ABL Obligations Payment Date shall not have occurred, the Term Loan Representative has delivered a written notice to the ABL Representative stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the Term Loan Secured Parties.

“Term Loan Representative” has the meaning set forth in the introductory paragraph hereof.  In the case of any Replacement Term Loan Agreement, the Term Loan Representative shall be the Person identified as such in such Agreement.

“Term Loan Secured Parties” means the Term Loan Representative, the Term Loan Creditors and any other holders of the Term Loan Obligations.

“Term Loan Security Documents” means the “Collateral Documents” as defined in the Term Loan Agreement, and any other documents that are designated under the Term Loan Agreement as “Term Loan Security Documents” for purposes of this Agreement.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:  (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“Unasserted Contingent Obligations” shall mean, at any time, ABL Obligations or Term Loan Obligations, as applicable, for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding the principal of, and interest and premium (if any) on, and fees and expenses relating to, any ABL Obligation or Term Loan Obligation, as applicable, and contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of ABL Obligations or Term Loan Obligations, as applicable, for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

1.3                                 Rules of Construction.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, extended, renewed, restated, replaced or otherwise modified (subject to any restrictions on such amendments, supplements, extensions, renewals, restatements, replacements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.  Lien Priority.

2.1                                 Lien Subordination.  Notwithstanding the date, manner or order of grant, attachment or perfection of any Junior Lien in respect of any Collateral or of any Senior Lien in respect of any Collateral and notwithstanding any provision of the UCC, any applicable law, any Security Document, any alleged or actual defect or deficiency in any of the foregoing or any other circumstance whatsoever, the Junior Representative, on behalf of each Junior Secured Party, in respect of such Collateral hereby agrees that:

(a)                                  any Senior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be and shall remain senior and prior to any Junior Lien in respect of such Collateral (whether or not such Senior Lien is subordinated to any Lien securing any other obligation); and

(b)                                 any Junior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Senior Lien in respect of such Collateral.

2.2                                 Prohibition on Contesting Liens.  In respect of any Collateral, the Junior Representative, on behalf of each Junior Secured Party, agrees that it shall not, and hereby waives any right to:

(a)                                  contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity or enforceability of any Senior Lien on such Collateral; or

(b)                                 demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such Collateral or the Senior Liens on such Collateral, except to the extent that such rights are expressly granted in this Agreement.

2.3                                 Nature of Obligations.  The Term Loan Representative on behalf of itself and the other Term Loan Secured Parties acknowledges that a portion of the ABL Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased, reduced or repaid and subsequently reborrowed, and that the terms of the ABL Obligations and any ABL Agreement or any provision thereof may be waived, modified, extended, amended, restated or supplemented in accordance with the terms thereof from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Term Loan Secured Parties and without affecting the provisions hereof.  The ABL Representative on behalf of itself and the other ABL Secured Parties acknowledges that Term Loan Obligations may be replaced or refinanced and the amount of any Term Loan Obligations may be increased, reduced, or repaid, and any Term Loan Document or any provision thereof may be waived, modified, extended, amended, restated or supplemented in accordance with the terms thereof from time to time, and that the aggregate amount of the Term Loan Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the ABL Secured Parties and without affecting the provisions hereof.  The Lien Priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Term Loan Obligations, or any portion thereof.  The provisions of this Section 2.3 are not intended to constitute a waiver of any restrictions (i) contained in the ABL Agreement applicable to the amount or terms of the Term Loan Obligations or (ii) contained in the Term Loan Agreement applicable to the amount or terms of the ABL Obligations.

2.4                                 No New Liens.  (a)  Until the ABL Obligations Payment Date, no Term Loan Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Term Loan Obligation which assets are not also subject to the Lien of the ABL Representative under the ABL Documents, subject to the Lien Priority set forth herein.  If any Term Loan Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any Term Loan Obligation which assets are not also subject to the Lien of the ABL Representative under the ABL Documents, subject to the Lien Priority set forth herein, then the Term Loan Representative (or the relevant Term Loan Secured Party) shall, without the need for any further consent of any other Term Loan Secured Party and notwithstanding anything to the contrary in any other Term Loan Document be deemed to also hold and have held such lien for the benefit of the ABL Representative as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Representative in writing of the existence of such Lien.

(b)  Until the Term Loan Obligations Payment Date, no ABL Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any ABL Obligation which assets are not also subject to a Lien under the Term Loan Documents, subject to the Lien Priority set forth herein.  If any ABL Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any ABL Obligation which assets are not also subject to a Lien under the Term Loan Documents, subject to the Lien Priority set forth herein, then the ABL Representative (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party and notwithstanding anything to the contrary in any other ABL Document be deemed to also hold and have held such lien for the benefit of the Term Loan Representative as security for the Term Loan Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Term Loan Representative in writing of the existence of such Lien.

2.5                                 Separate Grants of Security and Separate Classification.  Each Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Security Documents and the Term Loan Security Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Term Loan Obligations are fundamentally different from the ABL Obligations and should be separately classified in any plan of reorganization, plan of liquidation or similar plan proposed or adopted in an Insolvency Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the ABL Obligations and the Term Loan Obligations constitute claims in the same class (rather than separate classes of secured claims), then the ABL Secured Parties and the Term Loan Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligations and Term Loan Obligations against the Loan Parties (with the effect being that, to the extent that the aggregate value of the ABL Collateral or Term Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Secured Parties or the Term Loan Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that are available from each pool of Priority Collateral for each of the ABL Secured Parties and the Term Loan Secured Parties, respectively, before any distribution is made in respect of the claims held by the other Secured Parties, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

2.6                                 Agreements Regarding Actions to Perfect Liens.  (a)  The ABL Representative agrees on behalf of itself and the other ABL Secured Parties that all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or hereafter filed against Real Property in favor of or for the benefit of the ABL Representative shall contain the following notation:  “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted Goldman Sachs Lending Partners LLC, as Term Loan Representative, in accordance with the provisions of the Intercreditor Agreement dated as of September 30, 2010, as amended from time to time.”

(b)  Each of the ABL Representative and the Term Loan Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Collateral pursuant to the ABL Security Documents or the Term Loan Security Documents, as applicable, such possession or control is also for the benefit of the Term Loan Representative and the other Term Loan Secured Parties or the ABL Representative and the other ABL Secured Parties, as applicable, solely to the extent required to perfect their security interest (if any) in such Collateral; provided that control by the Term Loan Representative of the Prepayment Account shall not be for the benefit of the ABL Representative and the other ABL Secured Parties.  Nothing in the preceding sentence shall be construed to impose any duty on the ABL Representative or the Term Loan Representative (or any third party acting on either such Person’s behalf) with respect to such Collateral or provide the Term Loan Representative, any other Term Loan Secured Party, the ABL Representative or any other ABL Secured Party, as applicable, with any rights with respect to such Collateral beyond those specified in this Agreement, the ABL Security Documents and the Term Loan Security Documents, as applicable, provided that subsequent to the occurrence of the ABL Obligations Payment Date (so long as the Term Loan Obligations Payment Date shall not have occurred), the ABL Representative shall (i) deliver to the Term Loan Representative, at the Loan Parties’ sole cost and expense, the Collateral in its possession or control together with any necessary endorsements to the extent required by the Term Loan Documents or (ii) direct and deliver such Collateral as a court of competent jurisdiction otherwise directs; provided, further, that subsequent to the occurrence of the Term Loan Obligations Payment Date (so long as the ABL Obligations Payment Date shall not have occurred), the Term Loan Representative shall (i) deliver to the ABL Loan Representative, at the Loan Parties’ sole cost and expense, the Collateral in its possession or control together with any necessary endorsements to the extent required by the ABL Documents or (ii) direct and deliver such Collateral as a court of competent jurisdiction otherwise directs; provided, further, that (i) prior to the occurrence of the Term Loan Obligations Payment Date, upon the request of the Term Loan Representative or the Borrower, the ABL Loan Representative shall turn over to the Term Loan Representative any Term Collateral of which it has physical possession, and (ii) prior to the occurrence of the ABL Obligations Payment Date, upon the request of the ABL Representative or the Borrower, the Term Loan Representative shall turn over to the ABL Representative any ABL Collateral of which it has physical possession.  The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Secured Parties and the Term Loan Secured Parties and shall not impose on the ABL Secured Parties or the Term Loan Secured Parties any obligations in respect of the disposition of any Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

SECTION 3.  Enforcement Rights.

3.1                                 Exclusive Enforcement. Until the Senior Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the Senior Secured Parties shall have the exclusive right to take and continue any Enforcement Action (including the right to credit bid their debt) with respect to the Senior Collateral, without any consultation with or consent of any Junior Secured Party, but subject to the provisos set forth in Section 3.2 and 5.1.  Upon the occurrence and during the continuance of an event of default under the Senior Documents, the Senior Representative and the other Senior Secured Parties may take and continue any Enforcement Action with respect to the Senior Obligations and the Senior Collateral in such order and manner as they may determine in their sole discretion in accordance with the terms and conditions of the Senior Documents.

3.2                                 Standstill and Waivers.  Each Junior Representative, on behalf of itself and the other Junior Secured Parties, agrees that, until the Senior Obligations Payment Date has occurred, but subject to the proviso set forth in Section 5.1:

(i)  they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien on any Senior Collateral that secures any Junior Obligation pari passu with or senior to, or to give any Junior Secured Party any preference or priority relative to, the Liens on the Senior Collateral securing the Senior Obligations;

(ii)  they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Senior Collateral by any Senior Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the Senior Collateral by or on behalf of any Senior Secured Party;

(iii)  they have no right to (x) direct either the Senior Representative or any other Senior Secured Party to exercise any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents in respect of the Senior Collateral or (y) consent or object to the exercise by the Senior Representative or any other Senior Secured Party of any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents with respect to the Senior Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor in respect of the Senior Collateral or otherwise, they hereby irrevocably waive such right);

(iv)  they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Senior Secured Party shall be liable for, any action taken or omitted to be taken by any Senior Secured Party with respect to the Senior Collateral or pursuant to the Senior Documents in respect of the Senior Collateral;

(v)  they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Senior Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Senior Collateral; and

(vi)  they will not seek, and hereby waive any right, to have the Senior Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Senior Collateral;

provided that, notwithstanding the foregoing, any Junior Secured Party may exercise its rights and remedies in respect of the Senior Collateral under the Junior Documents or applicable law (and any recovery therefrom shall be for the benefit of the Senior Secured Parties) after the passage of a period of 180 days (the “Standstill Period”) from the date of delivery of a notice in writing to the Senior Representative of its intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of and during the continuation of an “Event of Default” under and as defined in the Junior Documents; provided, further, however, that, notwithstanding the foregoing, in no event shall any Junior Secured Party exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, (i) any Senior Secured Party shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to any of the Senior Collateral (prompt notice of such exercise to be given to the Junior Representative) or is diligently attempting to vacate any stay or prohibition against such exercise or (ii) an Insolvency Proceeding in respect of any Loan Party shall have been commenced; and provided, further, that in any Insolvency Proceeding commenced by or against any Loan Party, the Junior Representative and the Junior Secured Parties may not take any action except as expressly permitted by Section 5.

3.3                                 Judgment Creditors.  In the event that any Term Loan Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Liens and the ABL Obligations) to the same extent as all other Liens securing the Term Loan Obligations are subject to the terms of this Agreement.  In the event that any ABL Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Term Loan Liens and the Term Loan Obligations) to the same extent as all other Liens securing the ABL Obligations are subject to the terms of this Agreement.

3.4                                 Cooperation; Sharing of Information and Access.  (a)  The Term Loan Representative, on behalf of itself and the other Term Loan Secured Parties, agrees that each of them shall take such actions as the ABL Representative shall reasonably request in connection with the exercise by the ABL Secured Parties of their rights set forth herein in respect of the ABL Collateral (at the sole cost and expense of the ABL Representative (but with the Loan Parties’ reimbursement and indemnity obligations with respect thereto as provided in the ABL Documents, which shall not be limited hereby)).  The ABL Representative, on behalf of itself and the other ABL Secured Parties, agrees that each of them shall take such actions as the Term Loan Representative shall reasonably request in connection with the exercise by the Term Loan Secured Parties of their rights set forth herein in respect of the Term Collateral (at the sole cost and expense of the Term Loan Representative (but with the Loan Parties’ reimbursement and indemnity obligations with respect thereto as provided in the Term Loan Documents, which shall not be limited hereby)).

(b)                                 In the event that the ABL Representative shall, in the exercise of its rights under the ABL Security Documents or otherwise, receive possession or control of any books and Records of any Loan Party which contain information identifying or pertaining to the Term Collateral, the ABL Representative shall promptly notify the Term Loan Representative of such fact and, upon request from the Term Loan Representative and as promptly as practicable thereafter, either make available to the Term Loan Representative such books and Records for inspection and duplication or provide to the Term Loan Representative copies thereof.  In the event that a Term Loan Representative shall, in the exercise of its rights under the Term Loan Security Documents or otherwise, receive possession or control of any books and records of any Loan Party which contain information identifying or pertaining to any of the ABL Collateral, the Term Loan Representative shall promptly notify the ABL Representative of such fact and, upon request from the ABL Representative and as promptly as practicable thereafter, either make available to the ABL Representative such books and records for inspection and duplication or provide the ABL Representative copies thereof.  The Term Loan Representative hereby irrevocably grants the ABL Representative (or its designee) a non-exclusive worldwide license or right to use, consistent with applicable law, to the extent of the Term Loan Representative’s interest therein and reasonably requested by the ABL Representative, exercisable without payment of royalty or other compensation, to use any of the Intellectual Property now or hereafter owned by, licensed to, or otherwise used by the Loan Parties in order for the ABL Representative (or its designee) and ABL Secured Parties to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise dispose of any asset included in the ABL Collateral in connection with the liquidation, disposition or realization upon the ABL Collateral in accordance with the terms and conditions of the ABL Security Documents and the other ABL Documents. The Term Loan Representative agrees that any sale, transfer or other disposition of any of the Loan Parties’ Intellectual Property (whether by foreclosure or otherwise) will be subject to the ABL Representative’s rights as set forth in this Section 3.4.

(c)   If the Term Loan Representative, or any agent or representative thereof, or any receiver, shall, after the commencement of any Enforcement Action, obtain possession or physical control of any of the Term Collateral, the Term Loan Representative shall promptly notify the ABL Representative in writing of that fact, and the ABL Representative shall, within ten Business Days thereafter, notify the Term Loan Representative in writing as to whether the ABL Representative desires to exercise access rights under this Agreement.  In addition, if the ABL Representative, or any agent or representative of the ABL Representative, or any receiver, shall obtain possession or physical control of any of the Term Collateral in connection with an Enforcement Action, then the ABL Representative shall promptly notify the Term Loan Representative that the ABL Representative is exercising its access rights under this Agreement and its rights under Section 3.4 under either circumstance.  Upon delivery of such notice by the ABL Representative to the Term Loan Representative, the ABL Representative and Term Loan Representative shall confer in good faith to coordinate with respect to the ABL Representative’s exercise of such access rights, with such access rights to apply to any parcel or item of Term Collateral access to which is reasonably necessary to enable the ABL Representative during normal business hours to convert ABL Collateral consisting of raw materials and work-in-process into saleable finished goods and/or to transport such ABL Collateral to a point where such conversion can occur, to otherwise prepare ABL Collateral for sale and/or to arrange or effect the sale of ABL Collateral (including the conducting of auctions), all in accordance with the manner in which such matters are completed in the ordinary course of business.  Consistent with the definition of “Access Period,” access rights will apply to differing parcels or items of Term Collateral at differing times, in which case, a differing Access Period will apply

to each such parcel or items.   During any pertinent Access Period, (i) the ABL Representative and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the relevant parcel or item the Term Collateral for the purposes described above and (ii) the ABL Representative shall be obligated hereunder to reimburse the Term Loan Representative for all operating costs of such Term Collateral incurred after the commencement of the relevant Access Period (it being understood that operating costs shall not include insurance) to the extent (x) incurred as a result of the exercise by the ABL Representative of its access rights and (y) actually paid by the Term Loan Representative or the Term Loan Secured Parties.  The ABL Representative shall take proper and reasonable care under the circumstances of any Term Collateral that is used by the ABL Representative during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Representative or its agents, representatives or designees, and leave the Term Collateral in substantially the same condition as it was at the commencement of the occupancy, use or control by the ABL Representative or its agents, representatives or designees (ordinary wear-and-tear excepted) and the ABL Representative shall comply with all applicable laws in all material respects in connection with its use or occupancy or possession of the ABL Collateral.  The ABL Representative shall indemnify and hold harmless the Term Loan Representative and the Term Loan Creditors for any injury or damage to Persons or property (ordinary wear-and-tear excepted) and for any losses, claims, liabilities or expenses directly resulting from the occupancy, use or control by the ABL Representatives or its agents, representatives or designees or by the acts or omissions of Persons under its control; provided, however, that the ABL Representative and the ABL Creditors will not be liable for any diminution in the value of Term Collateral caused by the absence of the ABL Collateral therefrom.  The ABL Representative and the Term Loan Representative shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of Term Loan Representative to show the Term Collateral to prospective purchasers and to ready the Term Collateral for sale.  Consistent with the definition of the term “Access Period,” if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the ABL Representative from exercising any of its rights hereunder, then the Access Period granted to the ABL Representative under this Section 3.4 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.4.  The Term Loan Representative shall not foreclose or otherwise sell, remove or dispose of any of the Term Collateral during the Access Period with respect to such Collateral if the ABL Representative (acting in good faith) informs the Term Loan Representative in writing that such Collateral is reasonably necessary to enable the ABL Representative to convert, transport or arrange to sell the ABL Collateral as described above; provided, however, that nothing contained in this Agreement shall restrict the Term Loan Representative from foreclosing or otherwise selling, removing, transferring or disposing of any Term Collateral prior to the expiration of the Access Period if the purchaser, assignee or transferee agrees to be bound by the provisions of this Section 3.4(c) in writing (for the benefit of the ABL Representative and the ABL Secured Parties).

3.5                                 No Additional Rights For the Loan Parties Hereunder.  Except as provided in Section 3.6 hereof, if any ABL Secured Party or Term Loan Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any ABL Secured Party or Term Loan Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Term Loan Secured Party.

3.6                                 Actions Upon Breach.  (a)  If any ABL Secured Party or Term Loan Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Collateral, such Loan Party, with the prior written consent of the ABL Representative or the Term Loan Representative, as applicable, may interpose as a defense or dilatory plea the making of this

Agreement, and any ABL Secured Party or Term Loan Secured Party, as applicable, may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.

(b)  Should any ABL Secured Party or Term Loan Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any ABL Secured Party or Term Loan Secured Party (in its own name or in the name of the relevant Loan Party), as applicable, may obtain relief against such ABL Secured Party or Term Loan Secured Party, as applicable, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each of the ABL Representative on behalf of each ABL Secured Party and the Term Loan Representative on behalf of each Term Loan Secured Party that (i) the ABL Secured Parties’ or Term Loan Secured Parties’, as applicable, damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Term Loan Secured Party or ABL Secured Party, as applicable, waives any defense that the Loan Parties and/or the Term Loan Secured Parties and/or ABL Secured Parties, as applicable, cannot demonstrate damage and/or be made whole by the awarding of damages.

SECTION 4.  Application of Proceeds of Senior Collateral; Dispositions and Releases of Lien; Notices and Insurance.

4.1                                 Application of Proceeds.

(a)  Application of Proceeds of Senior Collateral.  The Senior Representative and Junior Representative hereby agree that all Senior Collateral, and all Proceeds thereof, received by either of them in connection with the collection, sale or disposition of Senior Collateral pursuant to any Enforcement Action or during any Insolvency Proceeding shall be applied, first, to the payment of costs and expenses (including reasonable attorneys fees and expenses and court costs) of the Senior Representative in connection with such Enforcement Action or Insolvency Proceeding, second, to the payment of the Senior Obligations in accordance with the Senior Documents until the Senior Obligations Payment Date,

third, to the payment of the Junior Obligations, in accordance with the Junior Documents, and fourth, the balance, if any, to the Loan Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

All Proceeds of any sale of a Loan Party as a whole, or substantially all of the assets of any Loan Party where the consideration received is not allocated by type of asset, in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows under clause “second” above: first to the ABL Representative for application to the ABL Obligations in accordance with the terms of the ABL Documents, up to the amount of the book value of the ABL Collateral disposed of in such sale or owned by such Loan Party (in the case of a sale of such Loan Party as a whole),  and second to the Term Loan Representative for application to the Term Loan Obligations in accordance with the terms of the Term Loan Documents to the extent such Proceeds exceed the book value of such ABL Collateral.

(b)  Limited Obligation or Liability.  In exercising remedies, whether as a secured creditor or otherwise, the Senior Representative shall have no obligation or liability to the Junior Representative or to any Junior Secured Party, regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each party under the terms of this Agreement.

(c)  Segregation of Collateral.  Until the occurrence of the Senior Obligations Payment Date, any Senior Collateral that may be received by any Junior Secured Party in violation of this Agreement shall, to the extent practicable and in accordance with its normal practices, be segregated and held in trust and promptly paid over to the Senior Representative, for the benefit of the Senior Secured Parties, in the same form as received, with any necessary endorsements, and each Junior Secured Party hereby authorizes the Senior Representative to make any such endorsements as agent for the Junior Representative (which authorization, being coupled with an interest, is irrevocable).

4.2                                 Releases of Liens.  (a) (i) Upon any release, sale or disposition of ABL Collateral permitted pursuant to the terms of the ABL Documents that results in the release of the ABL Lien (other than release of the ABL Lien due to the occurrence of the ABL Obligations Payment Date, and any release of the ABL Lien after the occurrence and during the continuance of any event of default under the Term Loan Agreement) on any ABL Collateral, the Term Loan Lien on such ABL Collateral (excluding any portion of the proceeds of such ABL Collateral remaining after the ABL Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as such release, sale or disposition of ABL Collateral is permitted pursuant to the terms of the Term Loan Documents.

(ii)  Upon any release, sale or disposition of ABL Collateral pursuant to any Enforcement Action that results in the release of the ABL Lien (other than release of the ABL Lien due to the occurrence of the ABL Obligations Payment Date) on any ABL Collateral pursuant to any Enforcement Action, the Term Loan Lien on such ABL Collateral (excluding any portion of the proceeds of such ABL Collateral remaining after the ABL Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as the proceeds of such ABL Collateral are applied in accordance with Section 4.1(a) (with, in the case of ABL Obligations consisting of debt of a revolving nature, a corresponding permanent reduction in the commitments thereto).

(iii)  The Term Loan Representative shall execute and deliver such release documents and instruments and shall take such further actions as the ABL Representative or the Borrower shall reasonably request in writing to evidence any release of the Term Loan Lien described herein.  The Term Loan Representative hereby appoints the ABL Representative and any officer or duly authorized person of the ABL Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Term Loan Representative and in the name of the Term Loan Representative or in the ABL Representative’s own name, from time to time, in the ABL Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(b)  (i) Upon any release, sale or disposition of Term Collateral permitted pursuant to the terms of the Term Loan Documents that results in the release of the Term Loan Lien (other than release of the Term Loan Lien due to the occurrence of the Term Loan Obligations Payment Date, and any release of the Term Loan Lien after the occurrence and during the continuance of any event of default under the ABL Agreement) on any Term Collateral, the ABL Lien on such Term Collateral (excluding any portion of the proceeds of such Term Collateral remaining after the Term Loan Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as such release, sale or disposition of Term Collateral is permitted pursuant to the terms of the ABL Documents.

(ii)  Upon any release, sale or disposition of Term Collateral pursuant to any Enforcement Action that results in the release of the Term Loan Lien (other than release of the Term Loan Lien due to the occurrence of the Term Loan Obligations Payment Date) on any Term Collateral pursuant to any Enforcement Action, the ABL Lien on such Term Collateral (excluding any portion of the proceeds of such Term Collateral remaining after the Term Loan Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as the proceeds of such Term Collateral are applied in accordance with Section 4.1(a) (with, in the case of Term Loan Obligations consisting of debt of a revolving nature, a corresponding permanent reduction in the commitments thereto).

(iii)  The ABL Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Term Loan Representative or the Borrower shall request in writing to evidence any release of the ABL Lien described herein.  The ABL Representative hereby appoints the Term Loan Representative and any officer or duly authorized person of the Term Loan Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Representative and in the name of the ABL Representative or in the Term Loan Representative’s own name, from time to time, in the Term Loan Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3                                 Certain Real Property Notices; Insurance.  (a)  The Term Loan Representative shall give the ABL Representative at least 30 days notice prior to commencing any Enforcement Action against any Real Property (including, for the avoidance of doubt, the commencement of any action against title insurance policies) owned by any Loan Party at which ABL Collateral is stored or otherwise located or to dispossess any Loan Party from such Real Property.

(b)  Proceeds of Collateral include insurance proceeds and therefore the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds.  The ABL Representative and Term Loan Representative shall be named as additional insureds and loss payees with respect to all insurance policies relating to Collateral.  The ABL Representative shall have the sole and exclusive right, as against the Term Loan Representative, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Collateral.  The Term Loan Representative shall have the sole and exclusive right, as against the ABL Representative, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Term Collateral.  All proceeds of such insurance shall be remitted to the Loan Parties, the ABL Representative or the Term Loan Representative, as the case may be, and each of the Term Loan Representative and ABL Representative shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1.

SECTION 5.  Insolvency Proceedings.

5.1                                 Filing of Motions.  Until the Senior Obligations Payment Date has occurred, the Junior Representative agrees on behalf of itself and the other Junior Secured Parties that no Junior Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Senior Collateral, including with respect to the determination of any Liens or claims held by the Senior Representative (including the validity and enforceability thereof) or any other Senior Secured Party in respect of any Senior Collateral or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Junior Representative may (i) file a proof of claim in an Insolvency Proceeding, and (ii) file any necessary responsive or defensive pleadings in opposition of any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of the claims of the Junior Secured Parties on the Senior Collateral, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Junior Representative imposed hereby.

5.2                                 Financing Matters.  (a)  If any Loan Party becomes subject to any Insolvency Proceeding under the Bankruptcy Code at any time prior to the ABL Obligations Payment Date, and if the ABL Representative or the other ABL Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “ABL DIP Financing”), then the Term Loan Representative agrees, on behalf of itself and the other Term Loan Secured Parties, that each Term Loan Secured Party (i) (x) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such ABL DIP Financing on any grounds, including failure to provide “adequate protection” of the Term Loan Representative’s Lien on the Collateral to secure the Term Loan Obligations and (y) will not request any adequate protection solely as a result of such ABL DIP Financing except as set forth in Section 5.4 below and (ii) will subordinate (and will be deemed hereunder to have subordinated) the Term Loan Liens on any ABL Collateral (A) to the Liens securing such ABL DIP Financing on the same terms as the ABL Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) to any replacement liens provided as adequate protection to the ABL Secured Parties as set forth in Section 5.4 below and (C) to any “carve-out” agreed to by the ABL Representative or the other ABL Secured Parties, so long as (x) the Term Loan Representative retains its Lien on the Collateral to secure the Term Loan Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the Term Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such ABL DIP Financing is junior and subordinate to the Lien of the Term Loan Representative on the Term Collateral, (y) all Liens on ABL Collateral securing any such ABL DIP Financing shall be senior to or on a parity with the Liens of the ABL Representative and the ABL Lenders securing the ABL Obligations on ABL Collateral and (z) the aggregate principal amount of such ABL DIP Financing (including any undrawn portion of the revolving commitments thereunder, and including the face amount of any letters of credit issued and not reimbursed under such ABL DIP Financing), together with the aggregate outstanding principal amount of indebtedness and unfunded commitments under the ABL Agreement, does not exceed $165,000,000.  In no event will any of the ABL Secured Parties seek to obtain a priming Lien on any of the Term Collateral and nothing contained herein shall be deemed to be a consent by Term Loan Secured Parties to any adequate protection payments using Term Collateral.

(b) If any Loan Party becomes subject to any Insolvency Proceeding under the Bankruptcy Code at any time prior to the Term Loan Obligations Payment Date, and if the Term Loan Representative or the other Term Loan Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “Term Loan DIP Financing”), then the ABL Representative agrees, on behalf of itself and the other ABL Secured Parties, that each ABL Secured Party (i) (x) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to the use of such cash collateral or to such Term Loan DIP Financing on any grounds, including failure to provide “adequate protection” of the ABL Representative’s Lien on the Collateral to secure the ABL Obligations and (y) will not request any adequate protection solely as a result of such Term Loan DIP Financing except as set forth in Section 5.4 below and (ii) will subordinate (and will be deemed hereunder to have subordinated) the ABL Liens on any Term Collateral (A) to the Liens securing such Term Loan DIP Financing on the same terms as the Term Loan Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) to any replacement liens provided as adequate protection to the Term Loan Secured Parties as set forth in Section 5.4 below and (C) to any “carve-out” agreed to by the Term Loan Representative or the other Term Loan Secured Parties, so long as (x) the ABL Representative retains its Lien on the Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the ABL Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such Term Loan DIP Financing is junior and subordinate to the Lien of the ABL Representative on the ABL Collateral and (y) all Liens on Term Collateral securing any such Term Loan DIP Financing shall be senior to or on a parity with the Liens of the Term Loan Representative and the Term Loan Secured Parties securing the Term Loan Obligations on Term Collateral.  In no event will any of the Term Loan Secured Parties seek to obtain a priming Lien on any of the ABL Collateral, and nothing contained herein shall be deemed to be a consent by the ABL Secured Parties to any adequate protection payments using ABL Collateral.

(c)  All Liens granted to the Term Loan Representative or the ABL Representative in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

5.3                                 Relief From the Automatic Stay.  Until the ABL Obligations Payment Date, the Term Loan Representative agrees, on behalf of itself and the other Term Loan Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any ABL Collateral, without the prior written consent of the ABL Representative.  Until the Term Loan Obligations Payment Date, the ABL Representative agrees, on behalf of itself and the other ABL Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Term Collateral, without the prior written consent of the Term Loan Representative.  In addition, neither the Term Loan Representative nor the ABL Representative shall seek any relief from the automatic stay with respect to any Collateral without providing 5 days’ prior written notice to the other, unless otherwise agreed by both the ABL Representative and the Term Loan Representative.

5.4                                 Adequate Protection.  (a)  The Term Loan Representative, on behalf of itself and the other Term Loan Secured Parties, agrees that, prior to the ABL Obligations Payment Date, so long as the ABL Representative and the other ABL Secured Parties comply with Section 5.4(b), none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the ABL Representative or the other ABL Secured Parties for adequate protection of its interest in the Collateral or any adequate protection provided to the ABL Representative or the other ABL Secured Parties or (ii) any objection by the ABL Representative or any other ABL Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Collateral or (iii) the periodic payment of amounts equal to interest, fees, expenses or other amounts provided to the ABL Representative or any other ABL Secured Party as adequate protection of its interest in the Collateral; provided that any action described in the foregoing clauses (i) and (ii) does not violate Section 5.2.  The Term Loan Representative, on behalf of itself and the other Term Loan Secured Parties, further agrees that, prior to the ABL Obligations Payment Date, none of them shall support any other Person asserting or enforcing any claim under 506(c) of the Bankruptcy Code that is senior to or on a parity with the ABL Liens for costs or expenses of preserving or disposing of any ABL Collateral.  Notwithstanding anything to the contrary set forth in this Section and in Section 5.2(a)(i)(y), but subject to all other provisions of this Agreement (including Section 5.2(a)(i)(x) and Section 5.3), in any Insolvency Proceeding, if the ABL Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral that constitutes ABL Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any ABL DIP Financing or use of cash collateral, and the ABL Secured Parties do not object to the adequate protection being provided to them, then in connection with any such ABL DIP Financing or use of cash collateral the Term Loan Representative, on behalf of itself and any of the Term Loan Secured Parties, may, as adequate protection of their interests in the ABL Collateral, seek or accept (and the ABL Representative and the ABL Secured Parties shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the ABL Obligations and such ABL DIP Financing on the same basis as the other Term Loan Liens on the ABL Collateral are so subordinated to the ABL Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the ABL Secured Parties, provided, however, that the Term Loan Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Term Loan Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims.

(b)  The ABL Representative, on behalf of itself and the other ABL Secured Parties, agrees that, prior to the Term Loan Obligations Payment Date, so long as the Term Loan Representative and the other Term Loan Secured Parties comply with Section 5.4(a), none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the Term Loan Representative or the other Term Loan Secured Parties for adequate protection of its interest in the Collateral or any adequate protection provided to the Term Loan Representative or the other Term Loan Secured Parties or (ii) any objection by the Term Loan Representative or any other Term Loan Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Collateral or (iii) the periodic payment of amounts equal to interest, fees, expenses or other amounts to the Term Loan Representative or any other Term Loan Secured Party as adequate protection of its interest in the Collateral; provided that any action described in the foregoing clauses (i) and (ii) does not violate Section 5.2.  The ABL Representative, on behalf of itself and the other ABL Secured Parties, further agrees that, prior to the Term Loan Obligations Payment Date, none of them shall support any other Person asserting or enforcing any claim under Section 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the Term Loan Liens for costs or expenses of preserving or disposing of any Term Collateral.  Notwithstanding anything to the contrary set forth in this Section and in Section 5.2(b)(i)(y), but subject to all other provisions of this Agreement (including Section 5.2(b)(i)(x) and Section 5.3), in any Insolvency Proceeding, if the Term Loan Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral that constitutes Term Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral, and the Term Loan Secured Parties do not object to the adequate protection being provided to them, then in connection with any such DIP Financing or use of cash collateral the ABL Representative, on behalf of itself and any of the ABL Secured Parties, may, as adequate protection of their interests in the Term Collateral, seek or accept (and the Term Loan Representative and the Term Loan Secured Parties shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the Term Loan Obligations on the same basis as the other ABL Liens on the Term Collateral are so subordinated to the Term Loan Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the Term Loan Secured Parties, provided, however, that the ABL Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the ABL Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims.

5.5                                 Avoidance Issues.  If any Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Secured Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.  The Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6                                 Asset Dispositions in an Insolvency Proceeding.   Neither the Junior Representative nor any other Junior Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any Senior Collateral that is supported by the Senior Secured Parties, and the Junior Representative and each other Junior Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Senior Collateral supported by the Senior Secured Parties and to have released the Junior Liens on such assets so long as the Lien of each Secured Party attaches to the proceeds of any such sale with the same priority as provided under this Agreement in respect of the Collateral.

5.7                                 Other Matters.   To the extent that the Senior Representative or any Senior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Collateral on which it has a Junior Lien, such Senior Representative agrees, on behalf of itself and the other Senior Secured Parties, not to assert any of such rights without the prior written consent of the Junior Representative; provided that if requested by the Junior Representative, such Senior Representative shall timely exercise such rights in the manner requested by the Junior Representative, including any rights to payments in respect of such rights.

5.8                                 Post-Petition Interest.  None of the Junior Representative nor any Junior Secured Party shall oppose or seek to challenge any claim by the Senior Representative or any other Senior Secured Party for allowance in any Insolvency Proceeding of Senior Obligations consisting of Post-Petition Interest to the extent of the value of the Liens in favor of the Senior Representative and the other Senior Secured Parties, without regard to the existence of the Liens of the Junior Representative on behalf of the Junior Secured Parties on the Collateral.

5.9                                 Effectiveness in Insolvency Proceedings.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective during an Insolvency Proceeding.

SECTION 6.  Term Loan Documents and ABL Documents.

(a)  Each Loan Party and the Term Loan Representative, on behalf of itself and the Term Loan Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Term Loan Documents in violation of this Agreement.

(b)  Each Loan Party and the ABL Representative, on behalf of itself and the ABL Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the ABL Documents in violation of this Agreement.

(c)  In the event the Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Security Documents which is not materially adverse to the Junior Secured Parties for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Security Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Senior Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Security Document without the consent of or action by any Junior Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that, (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Junior Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Junior Secured Parties and does not affect the Senior Secured Parties in a like or similar manner shall not apply to the Junior Security Documents without the consent of the Junior Representative, (iii) no such amendment, waiver or consent with respect to any provision applicable to the Junior Representative under the Junior Loan Documents shall be made without the prior written consent of the Junior Representative, (iv) notice of such amendment, waiver or consent shall be given to the Junior Representative reasonably in advance of its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof and (v) such amendment, waiver or modification to the applicable Junior Security Documents shall be approved by the Borrower in writing.

SECTION 7.  Purchase Options.

7.1                                 Notice of Exercise.  (a)  If (i) an “Event of Default” under the ABL Documents remains uncured or unwaived for at least forty-five (45) consecutive days and the requisite ABL Lenders have not agreed to forbear from the exercise of remedies (or, if earlier, within five (5) Business Days after the ABL Representative notifies the Term Loan Representative that it shall exercise remedies), (ii) any of the ABL Obligations have been accelerated in accordance with the terms of the ABL Documents as a result of an event of default thereunder or (iii) an Insolvency Proceeding has commenced, all or a portion of the Term Loan Creditors, acting as a single group, shall have the option at any time upon five (5) Business Days’ prior written notice to the ABL Representative to purchase all of the ABL Obligations (including unfunded commitments, if any, under the ABL Documents) from the ABL Secured Parties.  Such notice from such Term Loan Creditors to the ABL Representative shall be irrevocable.

(b)  If (i) an “Event of Default” under the Term Loan Documents remains uncured or unwaived for at least forty-five (45) consecutive days and the Term Loan Representative has not agreed to forbear from the exercise of remedies (or, if earlier, within five (5) Business Days after the Term Loan Representative notifies the ABL Representative that it shall exercise remedies), (ii) any of the Term Loan Obligations have been accelerated in accordance with the terms of the Term Loan Documents as a result of an event of default thereunder or (iii) an Insolvency Proceeding has commenced, all or a portion of the ABL Creditors, acting as a single group, shall have the option at any time upon five (5) Business Days’

prior written notice to the Term Loan Representative to purchase all of the Term Loan Obligations (including unfunded commitments, if any, under the Term Loan Documents) from the Term Loan Creditors.  Such notice from such ABL Creditors to the Term Loan Representative shall be irrevocable.

7.2                                 Purchase and Sale.  (a)  On the date specified by the relevant Term Loan Creditors in the notice contemplated by Section 7.1(a) above (which shall not be less than five (5) Business Days, nor more than twenty (20) calendar days, after the receipt by the ABL Representative of the notice of the relevant Term Loan Creditor’s election to exercise such option), the ABL Lenders shall sell to the relevant Term Loan Creditors, and the relevant Term Loan Creditors shall purchase from the ABL Lenders, the ABL Obligations (including unfunded commitments, if any, under the ABL Documents), provided that, the ABL Representative and the ABL Secured Parties shall retain all rights to be indemnified or held harmless by the Loan Parties in accordance with the terms of the ABL Documents but shall not retain any rights to the security therefor.

(b)  On the date specified by the relevant ABL Creditors in the notice contemplated by Section 7.1(b) above (which shall not be less than five (5) Business Days, nor more than twenty (20) calendar days, after the receipt by Term Loan Representative of the notice of the relevant ABL Creditor’s election to exercise such option), the Term Loan Creditors shall sell to the relevant ABL Creditors, and the relevant ABL Creditors shall purchase from the Term Loan Creditors, the Term Loan Obligations (including unfunded commitments, if any, under the Term Loan Documents), provided that, the Term Loan Representative and the Term Loan Secured Parties shall retain all rights to be indemnified or held harmless by the Loan Parties in accordance with the terms of the Term Loan Documents but shall not retain any rights to the security therefor.

7.3                                 Payment of Purchase Price.  Upon the date of such purchase and sale, the relevant Term Loan Creditors or the relevant ABL Creditors, as applicable, shall (a) pay to the ABL Representative for the benefit of the ABL Creditors (with respect to a purchase of the ABL Obligations) or to the Term Loan Representative for the benefit of the Term Loan Creditors (with respect to a purchase of the Term Loan Obligations) as the purchase price therefor the full amount of all the ABL Obligations or Term Loan Obligations, as applicable, then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses but specifically excluding any prepayment premium, termination or similar fees), (b) furnish cash collateral to the ABL Representative or the Term Loan Representative in a manner and in such amounts as the ABL Representative or the Term Loan Representative, as applicable, determines is reasonably necessary to secure the ABL Representative and the ABL Secured Parties or the Term Loan Representative and the Term Loan Secured Parties, along with the applicable  letter of credit issuing banks and applicable affiliates in connection with any issued and outstanding letters of credit (not to exceed 103% of the aggregate undrawn face amount of such Letters of Credit) and cash management obligations secured by the ABL Documents or the Term Loan Documents, (c) with respect to hedging obligations, furnish cash collateral to the ABL Representative or the Term Loan Representative in the amount that would be payable by the relevant Obligor thereunder if it were to terminate such hedging obligations on the date of such purchase, or, if not terminated, an amount determined by the ABL Representative or the Term Loan Representative, as applicable, to be reasonably necessary to secure the ABL Representative and the ABL Secured Parties or the Term Loan Representative and the Term Loan Secured Parties and the applicable affiliates in connection with any hedging obligation secured by the ABL Documents or the Term Loan Documents, (d) agree to reimburse the ABL Representative and the ABL Secured Parties or the Term Loan Representative and the Term Loan Secured Parties, along with any letter of credit issuing banks for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the ABL Obligations or the Term Loan Obligations, and/or as to

which the ABL Representative or the Term Loan Representative, as applicable, has not yet received final payment, (e) agree to reimburse the ABL Secured Parties or the Term Loan Secured Parties, as applicable, and the applicable letter of credit issuing banks, in respect of indemnification obligations of the Loan Parties under the ABL Documents or the Term Loan Documents, as applicable, as to matters or circumstances known to the ABL Representative or the Term Loan Representative, as applicable, at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the ABL Secured Parties, the Term Loan Secured Parties or letter of credit issuing banks, as applicable, and (f) agree to indemnify and hold harmless the ABL Secured Parties or the Term Loan Secured Parties, as applicable, and the applicable letter of credit issuing banks, from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the ABL Obligations or the Term Loan Obligations, as applicable, as a direct result of any acts by any Term Loan Secured Party or any ABL Secured Party, as applicable, occurring after the date of such purchase.  Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account in New York, New York as the ABL Representative or the Term Loan Representative, as applicable, may designate in writing for such purpose.

7.4                                 Limitation on Representations and Warranties.  Such purchase shall be expressly made without representation or warranty of any kind by any selling party (or the ABL Representative or the Term Loan Representative, as applicable) and without recourse of any kind, except that the selling party shall represent and warrant:  (a) the amount of the ABL Obligations or Term Loan Obligations, as applicable, being purchased from it, (b) that such ABL Secured Party or Term Loan Secured Party, as applicable, or the Borrower owns the ABL Obligations or Term Loan Obligations, as applicable, free and clear of any Liens or encumbrances and (c) that such ABL Secured Party or Term Loan Secured Party, as applicable, has the right to assign such ABL Obligations or Term Loan Obligations, as applicable, and the assignment is duly authorized.

SECTION 8.  Reliance; Waivers; etc.

8.1                                 Reliance.  The ABL Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement.  The Term Loan Representative, on behalf of it itself and the other Term Loan Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the ABL Representative and the other ABL Secured Parties.  The Term Loan Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement.  The ABL Representative, on behalf of itself and the other ABL Secured Parties, expressly waives all notices of the acceptance of and reliance on this Agreement by the Term Loan Representative and the other Term Loan Secured Parties.

8.2                                 No Warranties or Liability.  The Term Loan Representative and the ABL Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Term Loan Document.  Except as otherwise provided in this Agreement, the Term Loan Representative and the ABL Representative will be entitled to manage and supervise the respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

8.3                                 No Waivers.  No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the ABL Documents or the

Term Loan Documents.

SECTION 9.  Obligations Unconditional.  All rights, interests, agreements and obligations hereunder of the Senior Representative and the Senior Secured Parties in respect of any Collateral and the Junior Representative and the Junior Secured Parties in respect of such Collateral shall remain in full force and effect regardless of:

(a)                                  any lack of validity or enforceability of any Senior Document or any Junior Document and regardless of whether the Liens of the Senior Representative and Senior Secured Parties are not perfected or are voidable for any reason;

(b)                                 any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof or any refinancing, whether by course of conduct or otherwise, of the terms of any Senior Document or any Junior Document;

(c)                                  any exchange, release or lack of perfection of any Lien on any Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d)                                 the commencement of any Insolvency Proceeding in respect of any Loan Party; or

(e)                                  any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of any Secured Obligation or of any Junior Secured Party in respect of this Agreement.

SECTION 10.  Miscellaneous.

10.1                           Rights of Subrogation.  The Term Loan Representative, for and on behalf of itself and the Term Loan Secured Parties, agrees that no payment to the ABL Representative or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle the Term Loan Representative or any Term Loan Secured Party to exercise any rights of subrogation in respect thereof until the ABL Obligations Payment Date.  Following the ABL Obligations Payment Date, the ABL Representative agrees to execute such documents, agreements, and instruments as the Term Loan Representative or any Term Loan Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Representative are paid by such Person upon request for payment thereof.  The ABL Representative, for and on behalf of itself and the ABL Secured Parties, agrees that no payment to the Term Loan Representative or any Term Loan Secured Party pursuant to the provisions of this Agreement shall entitle the ABL Representative or any ABL Secured Party to exercise any rights of subrogation in respect thereof until the Term Loan Obligations Payment Date.  Following the Term Loan Obligations Payment Date, the Term Loan Representative agrees to execute such documents, agreements, and instruments as the ABL Representative or any ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Loan Obligations resulting from payments to the Term Loan Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Term Loan Representative are paid by such Person upon request for payment thereof.

10.2                           Further Assurances.  Each of the Term Loan Representative and the ABL Representative

will, at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the other party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Representative or the Term Loan Representative to exercise and enforce its rights and remedies hereunder; provided, however, that no party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 10.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 10.2.

10.3                           Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term Loan Document, the provisions of this Agreement shall govern.

10.4                           Continuing Nature of Provisions.  Subject to Section 5.5, this Agreement shall continue to be effective, and shall not be terminable by any party hereto, until the earlier of (i) the ABL Obligations Payment Date and (ii) the Term Loan Obligations Payment Date; provided that if a Replacement ABL Agreement or Replacement Term Loan Agreement, as applicable, is entered into following such termination, the relevant Secured Parties agree to, upon the request of any Loan Party, restore this Agreement on the terms and conditions set forth herein until the earlier to occur of the next following ABL Obligations Payment Date or Term Loan Obligations Payment Date.  This is a continuing agreement and the ABL Secured Parties and the Term Loan Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Loan Party on the faith hereof.  In furtherance of the foregoing:

(a)                                  Upon receipt of a notice from the Loan Parties stating that the Loan Parties (or any of them) have entered into a Replacement ABL Agreement (which notice shall include the identity of the new ABL Representative, if applicable), the Term Loan Representative shall promptly (and in any event within 10 days of the applicable request, unless otherwise agreed by the ABL Representative or the new ABL Representative, as applicable) (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Loan Parties or the new ABL Representative shall reasonably request in order to provide to the new ABL Representative the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement, (ii) deliver to the new ABL Representative any ABL Collateral held by it, together with any necessary endorsements (or otherwise allow the new ABL Representative to obtain control of such ABL Collateral), and (iii) take such other actions as the Loan Parties or the new ABL Representative may reasonably request to provide the new ABL Representative or the applicable ABL Creditors the benefits of this Agreement.  The new ABL Representative shall agree in a writing addressed to the Term Loan Representative to be bound by the terms of this Agreement, and

(b)                                 Upon receipt of a notice from the Loan Parties stating that the Loan Parties (or any of them) have entered into entered into a Replacement Term Loan Agreement (which notice shall include the identity of the new Term Loan Representative, if applicable), the ABL Representative shall promptly (and in any event within 10 days of the applicable request, unless otherwise agreed by the Term Loan Representative or the new Term Loan Representative, as applicable) (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Loan Parties or the new Term Loan Representative shall reasonably request in order to provide to the new Term Loan Representative or the applicable new Term Loan Secured Parties the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement, (ii) deliver to the new Term Loan Representative any Term Collateral held by it together with any necessary endorsements (or otherwise allow the new Term Loan Representative to obtain control of such Term Collateral), and (iii) take such other actions as the Loan Parties or the new Term Loan Representative may reasonably request to provide the new Term Loan Representative the benefits of this Agreement.  The new Term Loan Representative shall agree in a writing addressed to the ABL Representative to be bound by the terms of this Agreement.

10.5                           Amendments; Waivers.  (a)  No amendment or modification of or supplement to any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the ABL Representative and the Term Loan Representative, and, in the cases of amendments or modifications of or supplements to this Agreement that directly affect the rights or duties of any Loan Party, including amendments or modifications of Sections 3.5, 3.6, 6, 10.4, 10.5, 10.7 or 10.8 that indirectly or directly affect the rights or duties of any Loan Party, such Loan Party.  The ABL Representative and the Term Loan Representative shall notify the Borrower at the address specified in the signature pages to this Agreement of any amendment or modification of or supplement to any provisions of this Agreement which does not need to be signed by a Loan Party and provide the Borrower with a copy of such amendment, modification or supplement.

(b)  It is understood that the ABL Representative and the Term Loan Representative, without the consent of any other ABL Secured Party or Term Loan Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Loan Parties become ABL Obligations or Term Loan Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes ABL Obligations or Term Loan Obligations, provided, that such Additional Debt is permitted to be incurred by the ABL Agreement and Term Loan Agreement then extant, and is permitted by such agreements to be subject to the provisions of this Agreement as ABL Obligations or Term Loan Obligations, as applicable.

10.6                           Information Concerning Financial Condition of the Loan Parties.  Each of the Term Loan Representative and the ABL Representative hereby assume responsibility for keeping itself informed of the financial condition of the Loan Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Loan Obligations.  The Term Loan Representative and the ABL Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances (except as otherwise provided in the ABL Documents and Term Loan Documents).  In the event the Term Loan Representative or the ABL Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

10.7                           Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

10.8                           Submission to Jurisdiction; JURY TRIAL WAIVER.  (a)  Each ABL Secured Party, each Term Loan Secured Party and each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the any ABL Secured Party or Term Loan Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.

(b)  Each ABL Secured Party, each Term Loan Secured Party and each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.9.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d)   EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.9                           Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed).  For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.9) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

10.10                     Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the ABL Secured Parties and Term Loan Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.

10.11                     Headings.  Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

10.12                     Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.13                     Other Remedies.  For avoidance of doubt, it is understood that nothing in this Agreement shall prevent any ABL Secured Party or any Term Loan Secured Party from exercising any available remedy to accelerate the maturity of any indebtedness or other obligations owing under the ABL Documents or the Term Loan Documents, as applicable, or to demand payment under any guarantee in respect thereof.

10.14                     Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

10.15                     Additional Loan Parties.  The Borrower shall cause each Person that becomes a Loan Party after the date hereof to become a party to this Agreement by execution and delivery by such Person of a Joinder Agreement in the form of Annex 1 hereto.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as ABL Representative for and on behalf of the ABL Secured Parties

By:	/s/ Alexis Maged
Name: Alexis Maged
Title: Authorized Signatory

Address for Notices:

JPMorgan Chase Bank, N.A.
270 Park Avenue, 44th Floor
Mailcode: NY1-K855
New York, NY 10017
Attention: Donna DiForio
Fax: 646-534-2274

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Patrick Ryan
Facsimile No: (212) 455-2502

GOLDMAN SACHS LENDING PARTNERS LLC, as Term Loan Representative for and on behalf of the Term Loan Secured Parties

By:	/s/ Kathleen C. Maggi
Name: Kathleen C. Maggi
Title: Senior Vice President

Address for Notices:

Goldman Sachs Lending Partners LLC
30 Hudson Street, 38th Floor
Jersey City, NJ 07302
Attention: Lauren Day
Fax: 646-769-7700

with a copy to:

Cravath, Swaine & Moore LLP
825 8th Avenue, 31st Floor
New York, NY 10019
Attention: Jamie Vardell
Fax: 212-474-3700

CLOPAY AMES TRUE TEMPER HOLDING CORP.

By:	/s/ Tom Gibbons
Name: Tom Gibbons
Title: Treasurer

CLOPAY AMES TRUE TEMPER LLC

By:	/s/ Seth L. Kaplan
Name: Seth K. Kaplan
Title: Senior Vice President

CLOPAY PLASTIC PRODUCTS COMPANY, INC.

By:	/s/ Tom Gibbons
Name: Tom Gibbons
Title: Treasurer

CLOPAY BUILDING PRODUCTS COMPANY, INC.

By:	/s/ Tom Gibbons
Name: Tom Gibbons
Title: Treasurer

CLOPAY TRANSPORTATION COMPANY

By:	/s/ Tom Gibbons
Name: Tom Gibbons
Title: Treasurer

CLOPAY ACQUISITION CORP.

By:	/s/ Seth L. Kaplan
Name: Seth K. Kaplan
Title: Senior Vice President

CHATT HOLDINGS INC.

By:	/s/ David Nuti
Name: David Nuti
Title: Vice President of Finance and CFO

ATT HOLDING CO.

By:	/s/ David Nuti
Name: David Nuti
Title: Vice President of Finance and CFO

AMES TRUE TEMPER, INC.

By:	/s/ David Nuti
Name: David Nuti
Title: Vice President of Finance and CFO

AMES U.S. HOLDING CORP.

By:	/s/ David Nuti
Name: David Nuti
Title: Vice President, Treasurer and Secretary

AMES TRUE TEMPER PROPERTIES, INC.

By:	/s/ David Nuti
Name: David Nuti
Title: CFO and Assistant Secretary